UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2014

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1016 Civic Center Drive Northwest PO Box 6057 Rochester, Minnesota	55903-6057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

  Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of HMN Financial, Inc. (the “Company”) was held on April 22, 2014 at 10:00 a.m. (the “Annual Meeting”). On February 26, 2014, the record date for the Annual Meeting, there were 4,448,205 shares of common stock issued and outstanding. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

1.

The stockholders elected three directors, to serve until the conclusion of the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified. The votes regarding this proposal were as follows:

Terms expiring in 2017:	For	Against	Abstain	Broker Non-Votes
Allen J. Berning	2,350,475.479	34,526.016	44,174.129	0
Karen L. Himle	2,328,576.448	56,421.047	44,178.129	0
Bernard R. Nigon	2,366,591.111	20,914.617	41,669.896	0

2.

The stockholders approved the advisory (non-binding) vote to approve the compensation of the Company’s executives as disclosed in the proxy statement. The votes regarding this proposal were as follows:

Votes for the proposal	2,258,460.567
Votes against the proposal	139,499.434
Votes abstaining	31,215.623
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: April 23, 2014	By:	/s/ Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

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